Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-66626, 333-85560, 333-63276, 333-56412, 33-61021, 333-94553, 33-89920, 33-89922, 33-43256, 33-53660 and 33-53388) and Form S-3 (No. 333-85692) of InterDigital, Inc. of our report dated February 29, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 29, 2008